RESOLUTIONS ADOPTED BY
                            THE BOARD OF DIRECTORS OF
                           LOGANSPORT FINANCIAL CORP.
                                ON JULY 14, 1998

         RESOLVED, that Section 5(e) of the Logansport Financial Corp. Stock Option Plan (the "Option Plan") shall be amended to read in its entirety as follows:

                  (e)  Termination  of Option.  If an  Optionee  (other  than an
         Outside Director) ceases to be an employee of the Holding Company and the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee (other than an Outside Director) ceases to be an employee of the Holding Company and the Subsidiaries by reason of retirement, any option granted to him may be exercised by him in whole or in part within three (3) years after the date of his retirement, to the extent the option was otherwise exercisable at the date of his retirement; provided, however, that if such employee remains a director or director emeritus of the Holding Company, the option granted to him shall continue to vest while he serves as a director or director emeritus and may be exercised by him in whole or in part until the later of (a) three (3) years after the date of his retirement, or (b) six months after his service as a director or director emeritus of the Holding Company terminates. (The term "retirement" as used herein means such termination of employment as shall entitle such individual to early or normal retirement benefits under any then existing pension plan of the Holding Company or a Subsidiary.) If an Optionee (other than an Outside Director) ceases to be an employee of the Holding
         Company and the Subsidiaries by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), any option granted to him may be exercised by him in whole or in part within one
         (1) year after the date of his termination of employment by reason of such disability whether or not the option was otherwise exercisable at the date of such termination. Options granted to Outside Directors shall cease to be exercisable six (6) months after the date such Outside Director is no longer a director or director emeritus of the Holding Company or its Subsidiaries for any reason other than death or disability. If an Optionee who is an Outside Director ceases to be a director or a director emeritus of the Holding Company or its Subsidiaries by reason of disability, any option granted to him may be exercised in whole or in part within one (1) year after the date the Optionee ceases to be a director or a director emeritus by reason of such disability, whether or not the option was otherwise exercisable at such date. In the event of the death of an Optionee while in the employ or service as a director or director emeritus of the Holding Company or a Subsidiary, or, if the Optionee is not an Outside Director, within three (3) years after the date of his retirement (or, if later, six months following his termination of service as a director or director emeritus of the Holding Company or its subsidiaries) or within one (1) years after the termination of his employment by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or, if the Optionee is an Outside Director, within six (6) months after he is no longer a director or director emeritus of the Holding Company or its Subsidiaries for reasons other than disability or, within one
         (1) year after the termination of his service by reason of disability, any option granted to him may be exercised in whole or in part at any time within one (1) years after


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         the date of such death by the executor or  administrator  of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term is fixed by the Committee, whether or not the option was otherwise exercisable at the date of his death. Notwithstanding the foregoing provisions of this subsection (e), no option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above.

         FURTHER RESOLVED, that the foregoing amendment to the Option Plan be applied to outstanding stock options and that the Corporation's officers notify the current holders of stock options granted under the Plan of this amendment and advise them of its impact on the vesting of their stock options.